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                                                                 EXHIBIT 23.6


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement
(Form S-8) of Chiron Corporation pertaining to the Viagene, Inc. Employee
Stock Purchase Plan of our report dated February 8, 1995, except for Note 7, as to which the date is April 26, 1995, with respect to the financial statements of Viagene, Inc. included in the Current Report Form 8-K/A of Chiron
Corporation dated September 29, 1995, as amended on November 13, 1995, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP

San Diego, California
December 15, 1995